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                                                                   EXHIBIT 10.28
TRANSLATION FROM THE HEBREW ORIGINAL

CONTRACT

Prepared and signed in Tel-Aviv on 24th day of December, 1997


Between

Yehudit Pomerantz, ID# 5057196
Ofer Pomerantz, ID# 5338270
Irit Pomerantz, ID# 5724172
Jointly and severally
30 Kaplansky Street, Givatayim
(hereinafter: "the Landlord")

Parties of the first part

And Between

Asher Fuchtonger Ltd.
23 Ha'Yitzirah Street, Kiryat Aryeh
(hereinafter: "Fuchtonger")

Party of the second part
And Between

DSPC Israel Ltd.
11 Ben Gurion Street, Givat Shmuel
(hereinafter: "the Tenant")

Party of the third part


Whereas: On January 14, 1996 a contract was signed between the Landlord and Fuchtonger, according to which Fuchtonger rented from the Landlord, an area of approximately 520 square meters that represent the second floor of the building as defined in the rental contract (hereinafter: "the Second Floor"), including the proportionate common areas of the building, and on March 11, 1996, a contract was signed between the Landlord and Fuchtonger, according to which Fuchtonger rented from the Landlord, an area of approximately 153 square meters that represent the top floor of the building as defined in the rental contract (hereinafter: "the Penthouse"), including the proportionate common areas of the building (hereinafter jointly referred to as:

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"Fuchtonger Rental Contract") (the second floor and the penthouse hereinafter referred to: "Additional Areas");

Whereas:     The expiration date of the Fuchtonger rental contract was March
31, 1999, and Fuchtonger is interested in reducing the rental term as set forth in the Fuchtonger rental contract and to vacate the additional areas on the dates stated below;

Whereas:     The Landlord agrees to the vacation of the rental property by
Fuchtonger as stipulated below;

Whereas:     On January 8, 1996, a rental contract was signed between the
Landlord and the Tenant (hereinafter: "DSPC Rental Contract") according to which the Tenant rented from the Landlord an area of approximately 485 square meters, gross, that comprise the first floor of the building as defined in the contract including the proportionate common areas of the ground floor of the building (hereinafter: "the First Floor");

Whereas:     The Tenant is interested in renting the additional areas and the
Landlord is interested in renting to the Tenant the additional areas commencing on the actual vacation date by Fuchtonger, all according to the terms and conditions as set forth in this contract;

Therefore it was agreed to and declared between the parties as follows:


1.     Preamble
The Preamble to this contract and its attachments represent an integral part of the contract.

2.     Vacation of the Additional Areas by Fuchtonger
2.1 Fuchtonger will vacate the additional areas up until January 15, 1998, (hereinafter: Vacation Date").

2.2 Commencing on January 15, 1998, the rental of the additional areas will begin.

2.3 Fuchtonger agrees to vacate the rental property on the vacation date and to fulfill all of its obligations as stipulated in the Fuchtonger rental contract, including the return of the additional areas clear of any belonging or person, as received, orderly and in good and reasonable condition as it was received at the beginning of the rental period.

2.4 On the vacation date, representatives of the Landlord and the Tenant will conduct a survey of the additional areas and a transfer protocol (hereinafter: "Protocol") wherein required repair items will be itemized, should any be so required (hereinafter: "Repairs"). It is stated that repairs are defined as repair of normal wear and tear that resulted during the rental period of the additional areas to Fuchtonger and they do not include other renovation and/or internal modifications of any sort that were performed in the additional

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areas, as at the signing of this contract.  The repairs will be performed within
30 days from the date of the preparation of this protocol by the Landlord.

3. Application of the Terms and Conditions of the DSPC Rental Contract to the Additional Areas
The DSPC rental contract, in its entirety, without exception, will apply also to the additional areas and the Tenant agrees to fulfill all of the terms and conditions stipulated in the DSPC rental contract and that they shall also apply to the additional areas, including as stated in sub-Paragraphs 6.2 and 8.2.5 of the DSPC rental contract, except for changes specified in this contract.

4.     Rental Payments
4.1 The Tenant will pay to the Landlord rental payments for the additional areas, for the entire duration of the rental contract the amount of NIS 37,983 per month.

The rental payment will be linked to the Consumer Price Index according to the DSPC rental Contract whereby the base index is the index published on December 15, 1997 for the month of November, 1997.

5.     Payments
5.1 Fuchtonger agrees to make all payments and to repay all expenses, without exception, for which it is obligated as stipulated in the Fuchtonger rental contract up to and until the vacation date.

5.2 In addition to the statements in sub-Paragraph 8.2.4 of the rental contract, the Tenant will participate, from the vacation date, in the general building maintenance (hereinafter: "General Expenses"), at the rates specified below:

5.2.1  As they relate to the second floor--30% of the general expenses.

5.2.2  As they relate to the penthouse--8% of the general expenses.

6.     Alternate Tenant and Sub-Let of the Penthouse
6.1 The Tenant may sub-let the penthouse provided that prior written approval is granted by the Landlord. The Landlord shall not withhold the granting of said approvals, unless substantiated by reasonable cause.

6.2 In any event, the Tenant shall be responsible for the performance of the terms and conditions set forth in this contract also as they relate to the penthouse in the event that the penthouse be sub-let.

6.3 With prior written approval by the Landlord, the Tenant has the right, at the end of six months rental, to present an alternate tenant who will replace it provided that the alternate tenant will assume all of the obligations of the Tenant according to this contract and that he will sign a rental contract with the Landlord. Should a rental contract be

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signed, as stated, between the Landlord and an alternate tenant, the Tenant will not be obligated to the Landlord for the fulfillment of this contract for the entire rental period to be agreed upon between the Landlord and the alternate tenant.

7.     Return of Securities
       The Landlord agrees that immediately, upon proof without a doubt that Fuchtonger fulfilled all of its obligations, as stipulated in the Fuchtonger rental contract, including rental payments until the vacation date, the Landlord will return all of the securities provided to it by the Tenant according to the Fuchtonger rental contract.

8.     Vacation
       In addition to the fixed compensation specified in Paragraph 18.2 in the DSPC rental contract, in the event that DSPC will not fulfill its obligations as specified in Paragraph 18.1 of the DSPC rental contract, an amount of $520 US , in NIS, will be added for each day.

9.     Securities
9.1 In addition to the instructions, according to Paragraph 19 of the DSPC rental contract, and to insure that the Tenant will fulfill all of its obligations as they relate to the second floor (including vacation of the second floor) and to reduce the burden of collecting the sums due to the Landlord from the Tenant according to this contract, including the amounts described in Paragraph 4, above, the Tenant will furnish to the Landlord upon signing of this contract:

9.1.1 A bank guarantee in the amount of NIS 80,000, linked to the Consumer Price Index, as detailed in the DSPC rental contract (base index for the month of October, 1997), for the entire duration of the rental period including the extended rental period, should it be exercised, valid for 30 days after expiration of the rental period and/or the extended rental period, should it be exercised.

9.1.2 Three (3) promissory notes in the amount of NIS 90,000 each, linked to the Consumer Price Index as detailed in the DSPC rental contract (base index for the month of October, 1997), signed by the Tenant as the issuer of the promissory notes, that will be deposited with Yoav Schnitzer, Attorney, in escrow (hereinafter: "Trust administrator") and will be transferred to the Landlord by the trust administrator upon demand of the Landlord, only after the trust administrator notifies the Tenant of his intent 15 days in advance, wherein the reason for transfer of the promissory notes to the Landlord is stated.

9.2 The remainder of the instructions specified in Paragraph 19 of the DSPC rental

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contract remain in effect, and without change, shall apply to the securities above mentioned.

Agreed to between the parties as signed

/s/ Joseph M. Perl, Ph.D      /s/Yehudit Pomerantz     /s/Ofer Pomerantz
------------------------      --------------------     -----------------
DSPC Israel Ltd.              Yehudit Pomerantz        Ofer Pomerantz

/s/ Irit Pomerantz            /s/ Asher Fuchtonger Ltd.
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Irit Pomerantz                Asher Fuchtonger Ltd.